Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Second Quarter 2016

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	5

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	7

Non-Interest Income, Mortgage Income and Wealth Management Income	8

Non-Interest Expense	10

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, and Return Ratios	11

Statements of Discontinued Operations	13

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	14
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Business Services, and Home Equity Lines of Credit - Future Principal Payment Resets	15
Early and Late Stage Delinquencies	16
Troubled Debt Restructurings	17

Consolidated Balance Sheets	18

Loans and Leases	19

Deposits	21

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	23

Forward-Looking Statements	24

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Earnings Summary
Interest income and other financing income - taxable equivalent	$973	$984	$953	$920	$902
Interest expense - taxable equivalent	78	74	69	65	63
Depreciation expense on operating lease assets	26	27	28	—	—
Net interest income and other financing income - taxable equivalent	869	883	856	855	839
Less: Taxable-equivalent adjustment	21	21	20	19	19
Net interest income and other financing income	848	862	836	836	820
Provision for loan losses	72	113	69	60	63
Net interest income and other financing income after provision for loan losses	776	749	767	776	757
Non-interest income	526	506	514	497	590
Non-interest expense	915	869	873	895	934
Income from continuing operations before income taxes	387	386	408	378	413
Income tax expense	115	113	120	116	124
Income from continuing operations	272	273	288	262	289
Income (loss) from discontinued operations before income taxes	5	—	(6)	(6)	(6)
Income tax expense (benefit)	2	—	(3)	(2)	(2)
Income (loss) from discontinued operations, net of tax	3	—	(3)	(4)	(4)
Net income	$275	$273	$285	$258	$285
Income from continuing operations available to common shareholders	$256	$257	$272	$246	$273
Net income available to common shareholders	$259	$257	$269	$242	$269

Earnings per common share from continuing operations - basic	$0.20	$0.20	$0.21	$0.19	$0.20
Earnings per common share from continuing operations - diluted	0.20	0.20	0.21	0.19	0.20
Earnings per common share - basic	0.20	0.20	0.21	0.18	0.20
Earnings per common share - diluted	0.20	0.20	0.21	0.18	0.20

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$81,702	$81,606	$81,162	$81,063	$80,149
Allowance for loan losses	(1,151)	(1,151)	(1,106)	(1,115)	(1,115)
Assets	126,212	125,539	126,050	124,789	121,855
Deposits	97,245	98,154	98,430	97,178	97,075
Long-term debt	8,968	7,851	8,349	7,364	3,602
Stockholders' equity	17,385	17,211	16,844	16,952	16,899
Average balances—Continuing Operations
Loans, net of unearned income	$81,960	$81,510	$80,760	$80,615	$79,175
Assets	125,412	125,960	124,645	122,920	120,875
Deposits	97,497	97,750	97,488	97,166	97,100
Long-term debt	8,523	8,806	7,740	6,112	2,903
Stockholders' equity	17,151	17,086	16,901	16,874	16,950

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Return on average assets from continuing operations*	0.82%	0.82%	0.87%	0.79%	0.90%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	9.15%	9.16%	9.61%	8.65%	9.66%
Efficiency ratio from continuing operations	65.6%	62.5%	63.7%	66.2%	65.4%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)(2)	64.0%	60.6%	63.4%	66.8%	64.5%
Common book value per share	$13.16	$12.86	$12.35	$12.36	$12.06
Tangible common book value per share (non-GAAP) (1)	$9.22	$8.97	$8.52	$8.58	$8.37
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.57%	9.48%	9.13%	9.34%	9.52%
Basel III common equity (3)	$11,507	$11,496	$11,543	$11,438	$11,527
Basel III common equity Tier 1 ratio (3)	10.9%	10.9%	10.9%	11.0%	11.3%
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(3)	10.7%	10.7%	10.7%	10.8%	11.1%
Tier 1 capital ratio (3)	11.6%	11.6%	11.7%	11.7%	12.1%
Total risk-based capital ratio (3)	13.8%	13.9%	13.9%	14.0%	14.4%
Leverage ratio (3)	10.2%	10.1%	10.3%	10.4%	10.6%
Effective tax rate (4)	29.7%	29.3%	29.3%	30.7%	30.1%
Allowance for loan losses as a percentage of loans, net of unearned income	1.41%	1.41%	1.36%	1.38%	1.39%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.12x	1.16x	1.41x	1.41x	1.49x
Net interest margin (FTE) from continuing operations*(5)	3.15%	3.19%	3.08%	3.13%	3.16%
Loans, net of unearned income, to total deposits	84.0%	83.1%	82.5%	83.4%	82.6%
Net charge-offs as a percentage of average loans*	0.35%	0.34%	0.38%	0.30%	0.23%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.25%	1.22%	0.96%	0.97%	0.94%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.40%	1.36%	1.13%	1.14%	1.13%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (6)	1.61%	1.61%	1.39%	1.40%	1.38%
Associate headcount—full-time equivalent	22,447	22,855	23,393	23,423	23,155
ATMs	1,957	1,950	1,962	1,966	1,960

Branch Statistics
Full service	1,520	1,525	1,548	1,549	1,549
Drive-thru/transaction service only	79	80	79	81	82
Total branch outlets	1,599	1,605	1,627	1,630	1,631

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 11, 12 and 23.

(2)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%. During the third quarter of 2015, approximately $23 million of FDIC insurance assessment adjustments to prior assessments were recorded. Excluding the $23 million, the adjusted efficiency ratio would have been 65.0%.

(3)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)
The first quarter of 2016 includes an income tax benefit related to the conclusion of a state tax examination. The fourth quarter of 2015 reflects the impact of higher than expected income tax benefits related to affordable housing investments. The second quarter of 2015 includes an income tax benefit related to the conclusion of certain state and federal examinations.

(5)	Excluding the negative impact of the $15 million lease adjustment discussed above, net interest margin would have been 3.13% for the fourth quarter of 2015.

(6)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Interest income, including other financing income on:
Loans, including fees (1)	$762	$768	$741	$748	$728
Securities—taxable	145	147	140	137	141
Loans held for sale	4	3	4	5	4
Trading account securities	1	3	1	—	1
Other earning assets	8	10	14	11	9
Operating lease assets (1)	32	32	33	—	—
Total interest income, including other financing income	952	963	933	901	883
Interest expense on:
Deposits	28	27	27	27	27
Short-term borrowings	—	—	—	—	1
Long-term borrowings	50	47	42	38	35
Total interest expense	78	74	69	65	63
Depreciation expense on operating lease assets (1)	26	27	28	—	—
Total interest expense and depreciation expense on operating lease assets	104	101	97	65	63
Net interest income and other financing income	848	862	836	836	820
Provision for loan losses	72	113	69	60	63
Net interest income and other financing income after provision for loan losses	776	749	767	776	757
Non-interest income:
Service charges on deposit accounts	166	159	166	167	168
Card and ATM fees	99	95	96	93	90
Mortgage income	46	38	37	39	46
Securities gains (losses), net	6	(5)	11	7	6
Other	209	219	204	191	280
Total non-interest income	526	506	514	497	590
Non-interest expense:
Salaries and employee benefits	480	475	478	470	477
Net occupancy expense	86	86	91	90	89
Furniture and equipment expense	79	78	79	77	76
Other	270	230	225	258	292
Total non-interest expense	915	869	873	895	934
Income from continuing operations before income taxes	387	386	408	378	413
Income tax expense	115	113	120	116	124
Income from continuing operations	272	273	288	262	289
Discontinued operations:
Income (loss) from discontinued operations before income taxes	5	—	(6)	(6)	(6)
Income tax expense (benefit)	2	—	(3)	(2)	(2)
Income (loss) from discontinued operations, net of tax	3	—	(3)	(4)	(4)
Net income	$275	$273	$285	$258	$285
Net income from continuing operations available to common shareholders	$256	$257	$272	$246	$273
Net income available to common shareholders	$259	$257	$269	$242	$269
Weighted-average shares outstanding—during quarter:
Basic	1,265	1,286	1,301	1,319	1,335
Diluted	1,268	1,291	1,308	1,326	1,346
Actual shares outstanding—end of quarter	1,259	1,275	1,297	1,304	1,331
Earnings per common share from continuing operations:
Basic	$0.20	$0.20	$0.21	$0.19	$0.20
Diluted	$0.20	$0.20	$0.21	$0.19	$0.20
Earnings per common share:
Basic	$0.20	$0.20	$0.21	$0.18	$0.20
Diluted	$0.20	$0.20	$0.21	$0.18	$0.20
Cash dividends declared per common share	$0.065	$0.06	$0.06	$0.06	$0.06
Taxable-equivalent net interest income and other financing income from continuing operations	$869	$883	$856	$855	$839
_________
(1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million in the fourth quarter of 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Consolidated Statements of Income (Continued) (unaudited)

	Six Months Ended June 30
($ amounts in millions, except per share data)	2016	2015
Interest income, including other financing income on:
Loans, including fees	$1,530	$1,453
Securities—taxable (1)	292	286
Loans held for sale	7	7
Trading account securities	4	4
Other earning assets (1)	18	19
Operating lease assets	64	—
Total interest income, including other financing income	1,915	1,769
Interest expense on:
Deposits	55	55
Short-term borrowings	—	1
Long-term borrowings	97	78
Total interest expense	152	134
Depreciation expense on operating lease assets	53	—
Total interest expense and depreciation expense on operating lease assets	205	134
Net interest income and other financing income	1,710	1,635
Provision for loan losses	185	112
Net interest income and other financing income after provision for loan losses	1,525	1,523
Non-interest income:
Service charges on deposit accounts	325	329
Card and ATM fees	194	175
Mortgage income	84	86
Securities gains, net	1	11
Other	428	459
Total non-interest income	1,032	1,060
Non-interest expense:
Salaries and employee benefits	955	935
Net occupancy expense	172	180
Furniture and equipment expense	157	147
Other	500	577
Total non-interest expense	1,784	1,839
Income from continuing operations before income taxes	773	744
Income tax expense	228	219
Income from continuing operations	545	525
Discontinued operations:
Income (loss) from discontinued operations before income taxes	5	(10)
Income tax expense (benefit)	2	(4)
Income (loss) from discontinued operations, net of tax	3	(6)
Net income	$548	$519
Net income from continuing operations available to common shareholders	$513	$493
Net income available to common shareholders	$516	$487
Weighted-average shares outstanding—during year:
Basic	1,275	1,340
Diluted	1,279	1,352
Actual shares outstanding—end of period	1,259	1,331
Earnings per common share from continuing operations:
Basic	$0.40	$0.37
Diluted	$0.40	$0.36
Earnings per common share:
Basic	$0.40	$0.36
Diluted	$0.40	$0.36
Cash dividends declared per common share	$0.125	$0.11
Taxable-equivalent net interest income and other financing income from continuing operations	$1,752	$1,671
_________
(1) Investments and related income from Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	6/30/2016			3/31/2016
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$3	$—	—%	$11	$—	—%
Trading account securities	114	1	0.99	132	3	10.20
Securities:
Taxable	24,682	145	2.36	24,618	147	2.39
Tax-exempt	1	—	—	1	—	—
Loans held for sale	458	4	3.45	362	3	3.30
Loans, net of unearned income:
Commercial and industrial	36,493	316	3.47	36,103	321	3.56
Commercial real estate mortgage—owner-occupied	7,311	87	4.74	7,512	91	4.79
Commercial real estate construction—owner-occupied	348	4	4.46	359	4	4.17
Commercial investor real estate mortgage	4,399	33	3.00	4,430	34	3.07
Commercial investor real estate construction	2,591	20	3.12	2,591	20	3.11
Residential first mortgage	12,990	126	3.87	12,828	125	3.89
Home equity	10,869	99	3.65	10,956	99	3.63
Indirect—vehicles	4,149	33	3.15	4,056	32	3.18
Indirect—other consumer	686	12	6.86	599	10	6.41
Consumer credit card	1,066	31	11.72	1,050	31	12.01
Other consumer	1,058	22	8.31	1,026	22	8.47
Total loans, net of unearned income	81,960	783	3.82	81,510	789	3.87
Investment in operating leases, net	792	6	2.81	825	5	2.71
Other earning assets	2,970	8	1.10	4,046	10	0.98
Total earning assets	110,980	947	3.41	111,505	957	3.43
Allowance for loan losses	(1,158)			(1,108)
Cash and due from banks	1,792			1,710
Other non-earning assets	13,798			13,853
	$125,412			$125,960
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,794	2	0.14	$7,491	3	0.16
Interest-bearing checking	20,760	5	0.09	21,244	5	0.10
Money market	26,585	7	0.11	26,821	7	0.10
Time deposits	7,338	14	0.73	7,368	12	0.67
Total interest-bearing deposits (1)	62,477	28	0.18	62,924	27	0.18
Other short-term borrowings	—	—	—	8	—	—
Long-term borrowings	8,523	50	2.33	8,806	47	2.13
Total interest-bearing liabilities	71,000	78	0.44	71,738	74	0.42
Non-interest-bearing deposits (1)	35,020	—	—	34,826	—	—
Total funding sources	106,020	78	0.29	106,564	74	0.28
Net interest spread			2.97			3.01
Other liabilities	2,241			2,310
Stockholders’ equity	17,151			17,086
	$125,412			$125,960
Net interest income and other financing income/margin FTE basis		$869	3.15%		$883	3.19%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% and 0.11% for the quarters ended June 30, 2016 and March 31, 2016, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	12/31/2015			9/30/2015			6/30/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$10	$—	—%	$3	$—	—%	$2	$—	—%
Trading account securities	138	1	3.71	111	—	—	112	1	1.06
Securities:
Taxable	24,325	140	2.28	23,912	137	2.28	24,114	141	2.35
Tax-exempt	1	—	—	1	—	—	2	—	—
Loans held for sale	404	4	4.18	492	5	3.58	463	4	3.44
Loans, net of unearned income:
Commercial and industrial (1)	35,511	290	3.24	35,647	302	3.37	34,480	291	3.38
Commercial real estate mortgage—owner-occupied	7,675	97	5.04	7,768	99	5.04	7,921	97	4.89
Commercial real estate construction—owner-occupied	415	5	4.48	443	5	4.31	430	5	4.25
Commercial investor real estate mortgage	4,332	35	3.20	4,441	35	3.14	4,549	36	3.15
Commercial investor real estate construction	2,576	19	2.97	2,455	18	2.96	2,416	18	3.00
Residential first mortgage	12,753	127	3.93	12,649	123	3.86	12,471	121	3.91
Home equity	10,948	96	3.48	10,902	96	3.51	10,867	96	3.55
Indirect—vehicles	3,969	32	3.22	3,863	31	3.23	3,768	31	3.29
Indirect—other consumer	523	8	5.71	439	6	5.44	328	4	4.83
Consumer credit card	1,031	30	11.52	1,004	30	11.57	975	27	11.23
Other consumer	1,027	22	8.50	1,004	22	8.61	970	21	8.63
Total loans, net of unearned income (1)	80,760	761	3.74	80,615	767	3.78	79,175	747	3.78
Investment in operating leases, net (1)	852	5	2.60	—	—	—	—	—	—
Other earning assets	3,709	14	1.39	3,441	11	1.21	2,659	9	1.44
Total earning assets	110,199	925	3.33	108,575	920	3.36	106,527	902	3.40
Allowance for loan losses	(1,120)			(1,111)			(1,097)
Cash and due from banks	1,642			1,687			1,706
Other non-earning assets	13,924			13,769			13,739
	$124,645			$122,920			$120,875
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,245	2	0.12	$7,182	2	0.13	$7,165	3	0.12
Interest-bearing checking	21,052	5	0.08	20,992	4	0.08	21,494	4	0.08
Money market	26,627	7	0.10	26,793	7	0.10	26,483	7	0.11
Time deposits	7,818	13	0.67	8,110	14	0.67	8,250	13	0.67
Total interest-bearing deposits (2)	62,742	27	0.17	63,077	27	0.17	63,392	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	10	—	—	46	—	—	637	—	—
Other short-term borrowings	3	—	—	250	—	—	942	1	0.21
Long-term borrowings	7,740	42	2.19	6,112	38	2.45	2,903	35	4.83
Total interest-bearing liabilities	70,495	69	0.39	69,485	65	0.37	67,874	63	0.37
Non-interest-bearing deposits (2)	34,746	—	—	34,089	—	—	33,708	—	—
Total funding sources	105,241	69	0.26	103,574	65	0.25	101,582	63	0.25
Net interest spread			2.94			2.99			3.03
Other liabilities	2,503			2,472			2,343
Stockholders’ equity	16,901			16,874			16,950
	$124,645			$122,920			$120,875
Net interest income and other financing income/margin FTE basis (1)		$856	3.08%		$855	3.13%		$839	3.16%
_______

(1)
During the fourth quarter of 2015, Regions corrected the accounting for approximately $852 million of average balances of leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. Net interest margin, excluding the negative impact of the $15 million lease adjustment recorded in the fourth quarter of 2015 would have been 3.13%.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% for each of the quarters ended December 31, 2015, September 30, 2015, and June 30, 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Net income from continuing operations available to common shareholders (GAAP)	$256	$257	$272	$246	$273	$(1)	(0.4)%	$(17)	(6.2)%
Preferred dividends (GAAP)	16	16	16	16	16	—	NM	—	NM
Income tax expense (GAAP)	115	113	120	116	124	2	1.8%	(9)	(7.3)%
Income from continuing operations before income taxes (GAAP)	387	386	408	378	413	1	0.3%	(26)	(6.3)%
Provision for loan losses (GAAP)	72	113	69	60	63	(41)	(36.3)%	9	14.3%
Pre-tax pre-provision income from continuing operations (non-GAAP)	459	499	477	438	476	(40)	(8.0)%	(17)	(3.6)%
Other adjustments:
Securities (gains) losses, net	(6)	5	(11)	(7)	(6)	(11)	(220.0)%	—	NM
Insurance proceeds (1)	—	(3)	(1)	—	(90)	3	(100.0)%	90	(100.0)%
Leveraged lease termination gains, net	—	—	—	(6)	—	—	NM	—	NM
Salaries and employee benefits—severance charges	1	12	6	—	—	(11)	(91.7)%	1	NM
Professional, legal and regulatory expenses (2)	3	—	—	—	48	3	NM	(45)	(93.8)%
Branch consolidation, property and equipment charges (3)	22	14	6	1	27	8	57.1%	(5)	(18.5)%
Total other adjustments	20	28	—	(12)	(21)	(8)	(28.6)%	41	(195.2)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$479	$527	$477	$426	$455	$(48)	(9.1)%	$24	5.3%

NM - Not Meaningful

(1)	Insurance proceeds recognized in all periods presented are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(2)
Regions recorded $3 million, $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2016, the second quarter of 2015, and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(3)	Charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Service charges on deposit accounts	$166	$159	$166	$167	$168	$7	4.4%	$(2)	(1.2)%
Card and ATM fees	99	95	96	93	90	4	4.2%	9	10.0%
Investment management and trust fee income	52	50	51	49	51	2	4.0%	1	2.0%
Mortgage income	46	38	37	39	46	8	21.1%	—	NM
Insurance commissions and fees	36	40	34	38	33	(4)	(10.0)%	3	9.1%
Capital markets fee income and other (1)	38	41	28	29	27	(3)	(7.3)%	11	40.7%
Insurance proceeds	—	3	1	—	90	(3)	(100.0)%	(90)	(100.0)%
Commercial credit fee income	18	19	19	20	21	(1)	(5.3)%	(3)	(14.3)%
Bank-owned life insurance	20	33	19	17	18	(13)	(39.4)%	2	11.1%
Investment services fee income	15	16	15	15	13	(1)	(6.3)%	2	15.4%
Securities gains (losses), net	6	(5)	11	7	6	11	(220.0)%	—	NM
Net revenue from affordable housing	3	11	14	2	6	(8)	(72.7)%	(3)	(50.0)%
Market value adjustments on employee benefit assets	8	(12)	2	(5)	2	20	(166.7)%	6	300.0%
Other	19	18	21	26	19	1	5.6%	—	NM
Total non-interest income from continuing operations	$526	$506	$514	$497	$590	$20	4.0%	$(64)	(10.8)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Production and sales	$32	$27	$23	$30	$31	$5	18.5%	$1	3.2%
Loan servicing	22	20	20	20	20	2	10.0%	2	10.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(22)	(36)	12	(25)	28	14	(38.9)%	(50)	(178.6)%
MSRs hedge gain (loss)	24	35	(9)	25	(22)	(11)	(31.4)%	46	(209.1)%
MSRs change due to payment decay	(10)	(8)	(9)	(11)	(11)	(2)	25.0%	1	(9.1)%
MSR and related hedge impact	(8)	(9)	(6)	(11)	(5)	1	(11.1)%	(3)	60.0%
Total mortgage income	$46	$38	$37	$39	$46	$8	21.1%	$—	NM

Mortgage production - purchased	$1,235	$756	$852	$1,057	$1,097	$479	63.4%	$138	12.6%
Mortgage production - refinanced	421	355	338	364	505	66	18.6%	(84)	(16.6)%
Total mortgage production (2)	$1,656	$1,111	$1,190	$1,421	$1,602	$545	49.1%	$54	3.4%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Investment management and trust fee income	$52	$50	$51	$49	$51	$2	4.0%	$1	2.0%
Insurance commissions and fees	36	40	34	38	33	(4)	(10.0)%	3	9.1%
Investment services fee income	15	16	15	15	13	(1)	(6.3)%	2	15.4%
Total wealth management income (3)	$103	$106	$100	$102	$97	$(3)	(2.8)%	$6	6.2%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a private, middle-market mergers and acquisitions advisory firm headquartered in Charlotte, North Carolina.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•	Service charges on deposit accounts increased compared to the first quarter of 2016 primarily due to checking account growth.

•
Total wealth management income decreased compared to the first quarter of 2016 primarily due to seasonal decreases in insurance income partially offset by increased investment management and trust fees.

•
Capital markets and other income decreased compared to the first quarter of 2016 as increased fees from mergers and acquisition advisory services were offset by declines in fees generated from the placement of permanent financing for real estate customers, as well as syndicated loan transactions.

•	Bank-owned life insurance decreased compared to the first quarter of 2016 primarily due to claims benefits as well as a gain on exchange of policies recognized in the first quarter.

•	Securities gains (losses) increased compared to the first quarter of 2016 as the Company recognized losses in the first quarter while reducing its energy exposure in its investment portfolio.

•
Market value adjustments on employee benefit assets increased compared to the first quarter of 2016 reflecting increased market value related to assets held for certain employee benefits, which is offset in salaries and benefits expense.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Non-Interest Income

	Six Months Ended		Change June 30, 2016 vs. June 30, 2015
($ amounts in millions)	6/30/2016	6/30/2015	Amount	Percent
Service charges on deposit accounts	$325	$329	$(4)	(1.2)%
Card and ATM fees	194	175	19	10.9%
Investment management and trust fee income	102	102	—	NM
Mortgage income	84	86	(2)	(2.3)%
Insurance commissions and fees	76	68	8	11.8%
Capital markets fee income and other (1)	79	47	32	68.1%
Insurance proceeds	3	90	(87)	(96.7)%
Commercial credit fee income	37	37	—	NM
Bank-owned life insurance	53	38	15	39.5%
Investment services fee income	31	25	6	24.0%
Securities gains, net	1	11	(10)	(90.9)%
Net revenue from affordable housing	14	8	6	75.0%
Market value adjustments on employee benefit assets	(4)	—	(4)	NM
Other	37	44	(7)	(15.9)%
Total non-interest income from continuing operations	$1,032	$1,060	$(28)	(2.6)%

Mortgage Income

	Six Months Ended		Change June 30, 2016 vs. June 30, 2015
($ amounts in millions)	6/30/2016	6/30/2015	Amount	Percent
Production and sales	$59	$58	$1	1.7%
Loan servicing	42	41	1	2.4%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(58)	11	(69)	NM
MSRs hedge gain (loss)	59	(5)	64	NM
MSRs change due to payment decay	(18)	(19)	1	(5.3)%
MSR and related hedge impact	(17)	(13)	(4)	30.8%
Total mortgage income	$84	$86	$(2)	(2.3)%

Mortgage production - purchased	$1,991	$1,840	$151	8.2%
Mortgage production - refinanced	776	1,032	(256)	(24.8)%
Total mortgage production (2)	$2,767	$2,872	$(105)	(3.7)%

Wealth Management Income

	Six Months Ended		Change June 30, 2016 vs. June 30, 2015
($ amounts in millions)	6/30/2016	6/30/2015	Amount	Percent
Investment management and trust fee income	$102	$102	$—	NM
Insurance commissions and fees	76	68	8	11.8%
Investment services fee income	31	25	6	24.0%
Total wealth management income (3)	$209	$195	$14	7.2%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a private, middle-market mergers and acquisitions advisory firm headquartered in Charlotte, North Carolina.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Salaries and employee benefits	$480	$475	$478	$470	$477	$5	1.1%	$3	0.6%
Net occupancy expense	86	86	91	90	89	—	NM	(3)	(3.4)%
Furniture and equipment expense	79	78	79	77	76	1	1.3%	3	3.9%
Outside services	39	36	40	38	40	3	8.3%	(1)	(2.5)%
Marketing	28	25	23	24	25	3	12.0%	3	12.0%
Professional, legal and regulatory expenses	21	13	22	25	71	8	61.5%	(50)	(70.4)%
FDIC insurance assessments	17	25	22	46	15	(8)	(32.0)%	2	13.3%
Credit/checkcard expenses	14	13	13	15	13	1	7.7%	1	7.7%
Branch consolidation, property and equipment charges	22	14	6	1	27	8	57.1%	(5)	(18.5)%
Other	129	104	99	109	101	25	24.0%	28	27.7%
Total non-interest expense from continuing operations	$915	$869	$873	$895	$934	$46	5.3%	$(19)	(2.0)%

	Six Months Ended		Change June 30, 2016 vs. June 30, 2015
($ amounts in millions)	6/30/2016	6/30/2015	Amount	Percent
Salaries and employee benefits	$955	$935	$20	2.1%
Net occupancy expense	172	180	(8)	(4.4)%
Furniture and equipment expense	157	147	10	6.8%
Outside services	75	71	4	5.6%
Marketing	53	51	2	3.9%
Professional, legal and regulatory expenses	34	90	(56)	(62.2)%
FDIC insurance assessments	42	37	5	13.5%
Credit/checkcard expenses	27	26	1	3.8%
Branch consolidation, property and equipment charges	36	49	(13)	(26.5)%
Loss on early extinguishment of debt	—	43	(43)	(100.0)%
Other	233	210	23	11.0%
Total non-interest expense from continuing operations	$1,784	$1,839	$(55)	(3.0)%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits increased compared to the first quarter of 2016. The increase for the quarter was primarily due to approximately $20 million of market value improvement in assets held for certain employee benefits, which are offset in non-interest income. The market value improvements were partially offset by reduced severance expense compared to the first quarter. Staffing levels declined 2 percent compared to the first quarter of 2016, serving to lower base salaries and fully offset the impact of the Company's annual merit increase.

•
Professional, legal, and regulatory expenses increased compared to the first quarter of 2016 primarily due to legal and regulatory charges of $3 million related to the pending settlement of previously disclosed matters, as well as a $7 million favorable legal settlement recognized in the first quarter.

•	FDIC insurance assessments decreased compared to the first quarter of 2016 primarily due to a $6 million refund related to overpayments in prior periods.

•	Branch consolidation, property and equipment charges in the first and second quarters of 2016 include costs related to branch consolidations as well as occupancy optimization initiatives.

•
Other expenses increased compared to the first quarter of 2016 primarily due to an $11 million increase to the reserve for unfunded commitments, as well as $9 million of credit-related charges associated with other real estate and held for sale loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios
The table below and on the following page present computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The table on the following page also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	2Q16 vs. 1Q16		2Q16 vs. 2Q15
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)	A	$915	$869	$873	$895	$934	$46	5.3%	$(19)	(2.0)%
Adjustments:
Professional, legal and regulatory expenses (1)		(3)	—	—	—	(48)	(3)	NM	45	(93.8)%
Branch consolidation, property and equipment charges(1)		(22)	(14)	(6)	(1)	(27)	(8)	57.1%	5	(18.5)%
Salary and employee benefits—severance charges		(1)	(12)	(6)	—	—	11	(91.7)%	(1)	NM
Adjusted non-interest expense (non-GAAP)	B	$889	$843	$861	$894	$859	$46	5.5%	$30	3.5%
Net interest income and other financing income (GAAP)		$848	$862	$836	$836	$820	$(14)	(1.6)%	$28	3.4%
Taxable-equivalent adjustment		21	21	20	19	19	—	NM	2	10.5%
Net interest income and other financing income, taxable-equivalent basis	C	$869	$883	$856	$855	$839	$(14)	(1.6)%	$30	3.6%
Non-interest income (GAAP)	D	$526	$506	$514	$497	$590	$20	4.0%	$(64)	(10.8)%
Adjustments:
Securities (gains) losses, net		(6)	5	(11)	(7)	(6)	(11)	(220.0)%	—	NM
Insurance proceeds (1)		—	(3)	(1)	—	(90)	3	(100.0)%	90	(100.0)%
Leveraged lease termination gains, net		—	—	—	(6)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	E	$520	$508	$502	$484	$494	$12	2.4%	$26	5.3%
Total revenue, taxable-equivalent basis	C+D=F	$1,395	$1,389	$1,370	$1,352	$1,429	$6	0.4%	$(34)	(2.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$1,389	$1,391	$1,358	$1,339	$1,333	$(2)	(0.1)%	$56	4.2%
Efficiency ratio (GAAP)	A/F	65.6%	62.5%	63.7%	66.2%	65.4%
Adjusted efficiency ratio (non-GAAP) (2)(3)	B/G	64.0%	60.6%	63.4%	66.8%	64.5%
Fee income ratio (GAAP)	D/F	37.7%	36.4%	37.5%	36.8%	41.2%
Adjusted fee income ratio (non-GAAP)	E/G	37.5%	36.5%	37.0%	36.2%	37.0%
________
*Annualized
NM - Not Meaningful

(1)	See page 7 for additional information regarding these adjustments.

(2)	Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(3)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios (Continued)

		Six Months Ended June 30
($ amounts in millions)		2016	2015	2016 vs. 2015
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)	H	$1,784	$1,839	$(55)	(3.0)%
Adjustments:
Professional, legal and regulatory expenses (1)		(3)	(48)	45	(93.8)%
Branch consolidation, property and equipment charges (1)		(36)	(49)	13	(26.5)%
Loss on early extinguishment of debt		—	(43)	43	(100.0)%
Salary and employee benefits—severance charges		(13)	—	(13)	NM
Adjusted non-interest expense (non-GAAP)	I	$1,732	$1,699	$33	1.9%
Net interest income and other financing income (GAAP)		$1,710	$1,635	$75	4.6%
Taxable-equivalent adjustment		42	36	6	16.7%
Net interest income and other financing income, taxable-equivalent basis	J	$1,752	$1,671	$81	4.8%
Non-interest income (GAAP)	K	$1,032	$1,060	$(28)	(2.6)%
Adjustments:
Securities gains, net		(1)	(11)	10	(90.9)%
Insurance proceeds (1)		(3)	(90)	87	(96.7)%
Leveraged lease termination gains, net		—	(2)	2	(100.0)%
Adjusted non-interest income (non-GAAP)	L	$1,028	$957	$71	7.4%
Total revenue, taxable-equivalent basis	J+K=M	$2,784	$2,731	$53	1.9%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	J+L=N	$2,780	$2,628	$152	5.8%
Operating leverage ratio (GAAP)	M-H				4.9%
Adjusted operating leverage ratio (non-GAAP)	N-I				3.9%
Efficiency ratio (GAAP)	H/M	64.1%	67.4%
Adjusted efficiency ratio (non-GAAP)	I/N	62.3%	64.7%
Fee income ratio (GAAP)	K/M	37.1%	38.8%
Adjusted fee income ratio (non-GAAP)	L/N	37.0%	36.4%

		Quarter Ended
($ amounts in millions)		6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	O	$259	$257	$269	$242	$269
Average stockholders' equity (GAAP)		$17,151	$17,086	$16,889	$16,866	$16,946
Less:
Average intangible assets (GAAP)		5,124	5,131	5,132	5,089	5,083
Average deferred tax liability related to intangibles (GAAP)		(163)	(165)	(167)	(169)	(171)
Average preferred stock (GAAP)		820	820	822	838	856
Average tangible common stockholders' equity (non-GAAP)	P	$11,370	$11,300	$11,102	$11,108	$11,178
Return on average tangible common stockholders' equity (non-GAAP)*	O/P	9.15%	9.16%	9.61%	8.65%	9.66%
________
*Annualized
NM - Not Meaningful

(1)	See page 7 for additional information regarding these adjustments.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following tables represent the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Non-interest expense:
Professional and legal expenses	$(5)	$—	$5	$7	$5
Other	—	—	1	(1)	1
Total non-interest expense	(5)	—	6	6	6
Income (loss) from discontinued operations before income tax	5	—	(6)	(6)	(6)
Income tax expense (benefit)	2	—	(3)	(2)	(2)
Income (loss) from discontinued operations, net of tax	$3	$—	$(3)	$(4)	$(4)
Weighted-average shares outstanding—during quarter (1):
Basic	1,265	1,286	1,301	1,319	1,335
Diluted	1,268	1,291	1,301	1,319	1,335
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$0.00	$(0.00)	$(0.00)	$(0.00)
Diluted	$0.00	$0.00	$(0.00)	$(0.00)	$(0.00)

_________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Components:
Allowance for loan losses (ALL)	$1,151	$1,151	$1,106	$1,115	$1,115
Reserve for unfunded credit commitments	64	53	52	64	64
Allowance for credit losses (ACL)	$1,215	$1,204	$1,158	$1,179	$1,179

Provision for loan losses	$72	$113	$69	$60	$63
Provision (credit) for unfunded credit losses	11	1	(12)	—	(2)

Net loans charged-off:
Commercial and industrial	29	18	43	16	4
Commercial real estate mortgage—owner-occupied	5	3	1	3	3
Commercial real estate construction—owner-occupied	—	1	—	—	—
Total commercial	34	22	44	19	7
Commercial investor real estate mortgage	—	(3)	(2)	(2)	1
Commercial investor real estate construction	—	(1)	(7)	—	(2)
Total investor real estate	—	(4)	(9)	(2)	(1)
Residential first mortgage	2	3	5	6	4
Home equity—first lien	2	5	2	4	5
Home equity—second lien	5	9	5	7	7
Indirect—vehicles	6	8	9	6	5
Indirect—other consumer	3	3	—	—	—
Consumer credit card	7	9	8	7	8
Other consumer	13	13	14	13	11
Total consumer	38	50	43	43	40
Total	$72	$68	$78	$60	$46
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.32%	0.20%	0.48%	0.18%	0.04%
Commercial real estate mortgage—owner-occupied	0.22%	0.19%	0.08%	0.14%	0.14%
Commercial real estate construction—owner-occupied	0.19%	0.73%	(0.13)%	(0.09)%	(0.03)%
Total commercial	0.31%	0.20%	0.40%	0.17%	0.06%
Commercial investor real estate mortgage	(0.02)%	(0.23)%	(0.22)%	(0.17)%	0.09%
Commercial investor real estate construction	(0.07)%	(0.15)%	(1.00)%	(0.15)%	(0.23)%
Total investor real estate	(0.04)%	(0.20)%	(0.51)%	(0.16)%	(0.02)%
Residential first mortgage	0.04%	0.11%	0.16%	0.17%	0.15%
Home equity—first lien	0.14%	0.29%	0.11%	0.24%	0.30%
Home equity—second lien	0.45%	0.86%	0.47%	0.62%	0.67%
Indirect—vehicles	0.59%	0.79%	0.83%	0.68%	0.50%
Indirect—other consumer	1.86%	1.79%	—%	—%	—%
Consumer credit card	3.00%	3.31%	3.14%	3.01%	3.13%
Other consumer	4.99%	5.02%	5.25%	5.37%	4.27%
Total consumer	0.51%	0.65%	0.55%	0.59%	0.54%
Total	0.35%	0.34%	0.38%	0.30%	0.23%
Non-accrual loans, excluding loans held for sale	$1,025	$993	$782	$789	$751
Non-performing loans held for sale	31	22	38	26	26
Non-accrual loans, including loans held for sale	1,056	1,015	820	815	777
Foreclosed properties	89	97	100	111	134
Non-performing assets (NPAs)	$1,145	$1,112	$920	$926	$911
Loans past due > 90 days (1)	$174	$201	$213	$210	$197
Accruing restructured loans not included in categories above (2)	$1,051	$993	$1,039	$1,046	$1,150
Credit Ratios:
ACL/Loans, net	1.49%	1.48%	1.43%	1.45%	1.47%
ALL/Loans, net	1.41%	1.41%	1.36%	1.38%	1.39%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.12x	1.16x	1.41x	1.41x	1.49x
Non-accrual loans, excluding loans held for sale/Loans, net	1.25%	1.22%	0.96%	0.97%	0.94%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.40%	1.36%	1.13%	1.14%	1.13%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.61%	1.61%	1.39%	1.40%	1.38%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(2)	See page 17 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	6/30/2016		3/31/2016		12/31/2015		9/30/2015		6/30/2015
Commercial and industrial	$596	1.65%	$556	1.53%	$325	0.91%	$350	0.97%	$297	0.84%
Commercial real estate mortgage—owner-occupied	240	3.34%	254	3.44%	268	3.55%	233	3.01%	203	2.60%
Commercial real estate construction—owner-occupied	3	0.91%	2	0.68%	2	0.50%	3	0.81%	4	0.96%
Total commercial	839	1.92%	812	1.85%	595	1.36%	586	1.33%	504	1.16%
Commercial investor real estate mortgage	33	0.77%	28	0.62%	31	0.73%	39	0.89%	63	1.38%
Commercial investor real estate construction	—	—%	—	—%	—	—%	1	0.02%	2	0.08%
Total investor real estate	33	0.48%	28	0.39%	31	0.45%	40	0.57%	65	0.93%
Residential first mortgage	52	0.40%	54	0.42%	63	0.49%	67	0.53%	86	0.68%
Home equity	101	0.93%	99	0.90%	93	0.84%	96	0.88%	96	0.88%
Total consumer	153	0.49%	153	0.50%	156	0.51%	163	0.54%	182	0.61%
Total non-accrual loans	$1,025	1.25%	$993	1.22%	$782	0.96%	$789	0.97%	$751	0.94%

Criticized and Classified Loans—Business Services (1)(2)

	As of
						6/30/2016		6/30/2016
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	vs. 3/31/2016		vs. 6/30/2015
Accruing classified	$1,596	$1,800	$1,311	$1,212	$1,218	$(204)	(11.3)%	$378	31.0%
Non-accruing classified	872	840	626	626	569	32	3.8%	303	53.3%
Total classified	2,468	2,640	1,937	1,838	1,787	(172)	(6.5)%	681	38.1%

Special mention	1,196	985	1,434	1,416	1,163	211	21.4%	33	2.8%
Total criticized	$3,664	$3,625	$3,371	$3,254	$2,950	$39	1.1%	$714	24.2%

(1)	Business services represents the combined total of commercial and investor real estate loans.

(2)
Beginning primarily in the third quarter of 2015, low oil prices began to drive the migration of a number of large energy credits into criticized (primarily in the exploration and production and oil field services sectors). Continued low oil prices prompted further migration of some of those credits into accruing classified and non-accruing classified during the first quarter of 2016.

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 6/30/2016
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2016	$14	0.19%	$26	0.34%	$40
2017	4	0.05%	9	0.12%	13
2018	13	0.17%	19	0.25%	32
2019	84	1.11%	76	1.00%	160
2020	174	2.30%	133	1.76%	307
2021-2025	1,489	19.69%	1,472	19.46%	2,961
2026-2030	2,036	26.92%	2,013	26.62%	4,049
Thereafter	—	—%	1	0.02%	1
Total	$3,814	50.43%	$3,749	49.57%	$7,563

(3)
The balance of Regions' home equity portfolio was $10,832 million at June 30, 2016 consisting of $7,563 million of home equity lines of credit and $3,269 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	6/30/2016		3/31/2016		12/31/2015		9/30/2015		6/30/2015
Commercial and industrial	$38	0.11%	$24	0.07%	$17	0.05%	$16	0.05%	$23	0.06%
Commercial real estate mortgage—owner-occupied	27	0.38%	34	0.46%	31	0.42%	41	0.53%	38	0.49%
Commercial real estate construction—owner-occupied	1	0.09%	1	0.18%	1	0.29%	1	0.18%	—	0.10%
Total commercial	66	0.15%	59	0.13%	49	0.11%	58	0.13%	61	0.14%
Commercial investor real estate mortgage	27	0.63%	21	0.47%	27	0.63%	24	0.54%	18	0.39%
Commercial investor real estate construction	—	0.01%	3	0.12%	2	0.06%	1	0.02%	—	0.01%
Total investor real estate	27	0.39%	24	0.34%	29	0.41%	25	0.35%	18	0.26%
Residential first mortgage—non-guaranteed (1)	120	0.94%	108	0.86%	122	0.98%	116	0.94%	124	1.02%
Home equity	74	0.69%	75	0.68%	84	0.76%	98	0.89%	84	0.77%
Indirect—vehicles	55	1.33%	49	1.20%	63	1.59%	52	1.33%	46	1.21%
Indirect—other consumer	5	0.60%	3	0.50%	3	0.57%	2	0.33%	1	0.14%
Consumer credit card	12	1.06%	11	1.08%	12	1.08%	11	1.13%	10	1.02%
Other consumer	17	1.53%	12	1.20%	15	1.44%	14	1.41%	14	1.42%
Total consumer (1)	283	0.92%	258	0.85%	299	0.99%	293	0.99%	279	0.95%
Total accruing 30-89 days past due loans (1)	$376	0.46%	$341	0.42%	$377	0.47%	$376	0.47%	$358	0.45%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	6/30/2016		3/31/2016		12/31/2015		9/30/2015		6/30/2015
Commercial and industrial	$6	0.02%	$3	0.01%	$9	0.02%	$7	0.02%	$3	0.01%
Commercial real estate mortgage—owner-occupied	3	0.05%	3	0.04%	3	0.03%	6	0.08%	2	0.02%
Total commercial	9	0.02%	6	0.02%	12	0.03%	13	0.03%	5	0.01%
Commercial investor real estate mortgage	3	0.08%	2	0.04%	4	0.10%	2	0.05%	1	0.01%
Commercial investor real estate construction	—	—%	8	0.30%	—	—%	—	—%	—	—%
Total investor real estate	3	0.05%	10	0.14%	4	0.06%	2	0.03%	1	0.01%
Residential first mortgage—non-guaranteed (2)	104	0.82%	115	0.92%	113	0.91%	121	0.98%	109	0.89%
Home equity	34	0.31%	45	0.42%	59	0.54%	51	0.47%	61	0.55%
Indirect—vehicles	8	0.20%	8	0.20%	9	0.22%	8	0.20%	6	0.18%
Consumer credit card	13	1.13%	12	1.10%	12	1.12%	11	1.07%	11	1.10%
Other consumer	3	0.31%	5	0.42%	4	0.37%	4	0.40%	4	0.37%
Total consumer (2)	162	0.53%	185	0.61%	197	0.66%	195	0.66%	191	0.65%
Total accruing 90+ days past due loans (2)	$174	0.21%	$201	0.25%	$213	0.26%	$210	0.26%	$197	0.25%

Total delinquencies (1) (2)	$550	0.68%	$542	0.67%	$590	0.73%	$586	0.73%	$555	0.70%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $28 million at 6/30/2016, $19 million at 3/31/2016, $26 million at 12/31/2015, $23 million at 9/30/2015, and $23 million at 6/30/2015.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $95 million at 6/30/2016, $105 million at 3/31/2016, $107 million at 12/31/2015, $110 million at 9/30/2015, and $103 million at 6/30/2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Current:
Commercial	$206	$136	$135	$147	$202
Investor real estate	100	103	149	145	194
Residential first mortgage	343	345	341	334	328
Home equity	291	301	306	309	317
Consumer credit card	2	2	2	2	2
Other consumer	11	12	12	13	14
Total current	953	899	945	950	1,057
Accruing 30-89 DPD:
Commercial	8	10	11	12	16
Investor real estate	22	16	8	6	5
Residential first mortgage	52	52	57	58	53
Home equity	15	15	17	19	18
Other consumer	1	1	1	1	1
Total accruing 30-89 DPD	98	94	94	96	93
Total accruing and <90 DPD	1,051	993	1,039	1,046	1,150
Non-accrual or 90+ DPD:
Commercial	147	149	135	118	93
Investor real estate	19	27	22	25	31
Residential first mortgage	82	80	81	88	90
Home equity	18	19	18	21	22
Total non-accrual or 90+DPD	266	275	256	252	236
Total TDRs - Loans	$1,317	$1,268	$1,295	$1,298	$1,386
TDRs - Held For Sale	8	8	8	14	18
Total TDRs	$1,325	$1,276	$1,303	$1,312	$1,404

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Total commercial TDRs	$361	$295	$281	$277	$311
Total investor real estate TDRs	141	146	179	176	230
Total consumer TDRs	815	827	835	845	845
Total TDRs - Loans	$1,317	$1,268	$1,295	$1,298	$1,386

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Assets:
Cash and due from banks	$1,867	$1,708	$1,382	$1,726	$1,661
Interest-bearing deposits in other banks	2,370	2,682	3,932	3,217	2,094
Federal funds sold and securities purchased under agreements to resell	—	—	—	65	—
Trading account securities	117	110	143	106	110
Securities held to maturity	1,646	1,901	1,946	2,001	2,067
Securities available for sale	23,494	23,095	22,710	22,034	22,045
Loans held for sale	551	351	448	453	511
Loans, net of unearned income (1)	81,702	81,606	81,162	81,063	80,149
Allowance for loan losses	(1,151)	(1,151)	(1,106)	(1,115)	(1,115)
Net loans	80,551	80,455	80,056	79,948	79,034
Other earning assets (1)	1,516	1,574	1,652	773	697
Premises and equipment, net	2,091	2,134	2,152	2,122	2,147
Interest receivable	312	314	319	316	305
Goodwill	4,882	4,878	4,878	4,831	4,816
Residential mortgage servicing rights at fair value (MSRs)	216	239	252	241	268
Other identifiable intangible assets	240	246	259	263	268
Other assets	6,359	5,852	5,921	6,693	5,832
Total assets	$126,212	$125,539	$126,050	$124,789	$121,855
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$34,982	$35,153	$34,862	$34,117	$33,810
Interest-bearing	62,263	63,001	63,568	63,061	63,265
Total deposits	97,245	98,154	98,430	97,178	97,075
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	96
Other short-term borrowings	2	—	10	—	1,750
Total short-term borrowings	2	—	10	—	1,846
Long-term borrowings	8,968	7,851	8,349	7,364	3,602
Total borrowed funds	8,970	7,851	8,359	7,364	5,448
Other liabilities	2,612	2,323	2,417	3,295	2,433
Total liabilities	108,827	108,328	109,206	107,837	104,956
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	820	820	836	852
Common stock	13	13	13	13	14
Additional paid-in capital	17,539	17,716	17,883	18,019	18,355
Retained earnings (deficit)	242	62	(115)	(400)	(658)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	148	(23)	(380)	(139)	(287)
Total stockholders’ equity	17,385	17,211	16,844	16,952	16,899
Total liabilities and stockholders’ equity	$126,212	$125,539	$126,050	$124,789	$121,855

(1)
During the fourth quarter of 2015, certain capital leases, for which Regions is the lessor, were determined to be operating leases resulting in their reclassification out of loans into other earning assets. These lease balances were $834 million at December 31, 2015, $803 million at March 31, 2016, and $772 million at June 30,2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Loans and Leases

	As of
						6/30/2016		6/30/2016
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	vs. 3/31/2016		vs. 6/30/2015
Commercial and industrial	$36,124	$36,200	$35,821	$35,906	$35,347	$(76)	(0.2)%	$777	2.2%
Commercial real estate mortgage—owner-occupied	7,193	7,385	7,538	7,741	7,797	(192)	(2.6)%	(604)	(7.7)%
Commercial real estate construction—owner-occupied	344	346	423	406	448	(2)	(0.6)%	(104)	(23.2)%
Total commercial	43,661	43,931	43,782	44,053	43,592	(270)	(0.6)%	69	0.2%
Commercial investor real estate mortgage	4,302	4,516	4,255	4,386	4,509	(214)	(4.7)%	(207)	(4.6)%
Commercial investor real estate construction	2,660	2,554	2,692	2,525	2,419	106	4.2%	241	10.0%
Total investor real estate	6,962	7,070	6,947	6,911	6,928	(108)	(1.5)%	34	0.5%
Total business	50,623	51,001	50,729	50,964	50,520	(378)	(0.7)%	103	0.2%
Residential first mortgage	13,164	12,895	12,811	12,730	12,589	269	2.1%	575	4.6%
Home equity—first lien	6,727	6,723	6,696	6,577	6,424	4	0.1%	303	4.7%
Home equity—second lien	4,105	4,191	4,282	4,370	4,475	(86)	(2.1)%	(370)	(8.3)%
Indirect—vehicles	4,159	4,072	3,984	3,895	3,782	87	2.1%	377	10.0%
Indirect—other consumer	722	652	545	490	383	70	10.7%	339	88.5%
Consumer credit card	1,113	1,045	1,075	1,016	992	68	6.5%	121	12.2%
Other consumer	1,089	1,027	1,040	1,021	984	62	6.0%	105	10.7%
Total consumer	31,079	30,605	30,433	30,099	29,629	474	1.5%	1,450	4.9%
Total Loans	$81,702	$81,606	$81,162	$81,063	$80,149	$96	0.1%	$1,553	1.9%
Operating leases previously reported as capital leases	772	803	834	—	—	NM	NM	772	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$82,474	$82,409	$81,996	$81,063	$80,149	NM	NM	$2,325	2.9%

	Average Balances
($ amounts in millions)	2Q16	1Q16	4Q15	3Q15	2Q15	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Commercial and industrial	$36,493	$36,103	$35,511	$35,647	$34,480	$390	1.1%	$2,013	5.8%
Commercial real estate mortgage—owner-occupied	7,311	7,512	7,675	7,768	7,921	(201)	(2.7)%	(610)	(7.7)%
Commercial real estate construction—owner-occupied	348	359	415	443	430	(11)	(3.1)%	(82)	(19.1)%
Total commercial	44,152	43,974	43,601	43,858	42,831	178	0.4%	1,321	3.1%
Commercial investor real estate mortgage	4,399	4,430	4,332	4,441	4,549	(31)	(0.7)%	(150)	(3.3)%
Commercial investor real estate construction	2,591	2,591	2,576	2,455	2,416	—	NM	175	7.2%
Total investor real estate	6,990	7,021	6,908	6,896	6,965	(31)	(0.4)%	25	0.4%
Total business	51,142	50,995	50,509	50,754	49,796	147	0.3%	1,346	2.7%
Residential first mortgage	12,990	12,828	12,753	12,649	12,471	162	1.3%	519	4.2%
Home equity—first lien	6,727	6,725	6,643	6,510	6,355	2	NM	372	5.9%
Home equity—second lien	4,142	4,231	4,305	4,392	4,512	(89)	(2.1)%	(370)	(8.2)%
Indirect—vehicles	4,149	4,056	3,969	3,863	3,768	93	2.3%	381	10.1%
Indirect—other consumer	686	599	523	439	328	87	14.5%	358	109.1%
Consumer credit card	1,066	1,050	1,031	1,004	975	16	1.5%	91	9.3%
Other consumer	1,058	1,026	1,027	1,004	970	32	3.1%	88	9.1%
Total consumer	30,818	30,515	30,251	29,861	29,379	303	1.0%	1,439	4.9%
Total Loans	$81,960	$81,510	$80,760	$80,615	$79,175	$450	0.6%	$2,785	3.5%
Operating leases previously reported as capital leases	792	825	852	—	—	NM	NM	792	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$82,752	$82,335	$81,612	$80,615	$79,175	NM	NM	$3,577	4.5%

NM - Not Meaningful
(1) Regions believes including the impact of the operating leases, reported as capital leases prior to the fourth quarter of 2015, provides a meaningful calculation of loan and lease growth rates and presents them on the same basis as that applied by management. All of these leases were previously included in the commercial and industrial loan category.
Beginning in 2016, the linked quarter growth rates do not require an adjustment for operating leases because these leases are excluded from total loans in both periods.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Loans and Leases (Continued)
End of Period Loan Portfolio Balances by Percentage	As of
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Commercial and industrial	44.2%	44.4%	44.1%	44.3%	44.1%
Commercial real estate mortgage—owner-occupied	8.8%	9.0%	9.3%	9.5%	9.7%
Commercial real estate construction—owner-occupied	0.4%	0.4%	0.5%	0.5%	0.6%
Total commercial	53.4%	53.8%	53.9%	54.3%	54.4%
Commercial investor real estate mortgage	5.3%	5.6%	5.3%	5.4%	5.6%
Commercial investor real estate construction	3.3%	3.1%	3.3%	3.1%	3.0%
Total investor real estate	8.6%	8.7%	8.6%	8.5%	8.6%
Total business	62.0%	62.5%	62.5%	62.8%	63.0%
Residential first mortgage	16.1%	15.8%	15.8%	15.7%	15.7%
Home equity—first lien	8.2%	8.2%	8.2%	8.1%	8.0%
Home equity—second lien	5.0%	5.1%	5.3%	5.4%	5.6%
Indirect—vehicles	5.1%	5.0%	4.9%	4.8%	4.7%
Indirect—other consumer	0.9%	0.8%	0.7%	0.6%	0.5%
Consumer credit card	1.4%	1.3%	1.3%	1.3%	1.3%
Other consumer	1.3%	1.3%	1.3%	1.3%	1.2%
Total consumer	38.0%	37.5%	37.5%	37.2%	37.0%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Deposits

	As of
						6/30/2016		6/30/2016
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	vs. 3/31/2016		vs. 6/30/2015
Customer Deposits
Interest-free deposits	$34,982	$35,153	$34,862	$34,117	$33,810	$(171)	(0.5)%	$1,172	3.5%
Interest-bearing checking	20,571	21,172	21,902	21,096	21,315	(601)	(2.8)%	(744)	(3.5)%
Savings	7,786	7,768	7,287	7,184	7,157	18	0.2%	629	8.8%
Money market—domestic	26,138	26,607	26,468	26,541	26,417	(469)	(1.8)%	(279)	(1.1)%
Money market—foreign	258	270	243	256	258	(12)	(4.4)%	—	NM
Low-cost deposits	89,735	90,970	90,762	89,194	88,957	(1,235)	(1.4)%	778	0.9%
Time deposits	7,286	7,161	7,468	7,784	8,118	125	1.7%	(832)	(10.2)%
Total Customer Deposits	97,021	98,131	98,230	96,978	97,075	(1,110)	(1.1)%	(54)	(0.1)%
Corporate Treasury Deposits
Time deposits	224	23	200	200	—	201	NM	224	NM
Total Deposits	$97,245	$98,154	$98,430	$97,178	$97,075	$(909)	(0.9)%	$170	0.2%

	As of
						6/30/2016		6/30/2016
($ amounts in millions)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	vs. 3/31/2016		vs. 6/30/2015
Consumer Bank Segment	$54,773	$54,482	$53,825	$52,082	$52,798	$291	0.5%	$1,975	3.7%
Corporate Bank Segment	27,743	27,527	27,287	27,962	27,635	216	0.8%	108	0.4%
Wealth Management Segment	10,863	12,092	12,863	12,678	12,412	(1,229)	(10.2)%	(1,549)	(12.5)%
Other	3,866	4,053	4,455	4,456	4,230	(187)	(4.6)%	(364)	(8.6)%
Total Deposits	$97,245	$98,154	$98,430	$97,178	$97,075	$(909)	(0.9)%	$170	0.2%

	Average Balances
($ amounts in millions)	2Q16	1Q16	4Q15	3Q15	2Q15	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Customer Deposits
Interest-free deposits	$35,020	$34,826	$34,746	$34,089	$33,708	$194	0.6%	$1,312	3.9%
Interest-bearing checking	20,760	21,244	21,052	20,992	21,494	(484)	(2.3)%	(734)	(3.4)%
Savings	7,794	7,491	7,245	7,182	7,165	303	4.0%	629	8.8%
Money market—domestic	26,331	26,575	26,371	26,522	26,233	(244)	(0.9)%	98	0.4%
Money market—foreign	254	246	256	271	250	8	3.3%	4	1.6%
Low-cost deposits	90,159	90,382	89,670	89,056	88,850	(223)	(0.2)%	1,309	1.5%
Time deposits	7,169	7,277	7,618	7,958	8,250	(108)	(1.5)%	(1,081)	(13.1)%
Total Customer Deposits	97,328	97,659	97,288	97,014	97,100	(331)	(0.3)%	228	0.2%
Corporate Treasury Deposits
Time deposits	169	91	200	152	—	78	85.7%	169	NM
Total Deposits	$97,497	$97,750	$97,488	$97,166	$97,100	$(253)	(0.3)%	$397	0.4%

	Average Balances
($ amounts in millions)	2Q16	1Q16	4Q15	3Q15	2Q15	2Q16 vs. 1Q16		2Q16 vs. 2Q15
Consumer Bank Segment	$54,703	$53,492	$52,952	$52,921	$53,089	$1,211	2.3%	$1,614	3.0%
Corporate Bank Segment	27,618	27,608	27,580	27,491	27,234	10	—%	384	1.4%
Wealth Management Segment	11,280	12,311	12,497	12,312	12,544	(1,031)	(8.4)%	(1,264)	(10.1)%
Other	3,896	4,339	4,459	4,442	4,233	(443)	(10.2)%	(337)	(8.0)%
Total Deposits	$97,497	$97,750	$97,488	$97,166	$97,100	$(253)	(0.3)%	$397	0.4%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Deposits (Continued)
	As of
End of Period Deposits by Percentage	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Customer Deposits
Interest-free deposits	36.0%	35.8%	35.4%	35.1%	34.8%
Interest-bearing checking	21.1%	21.6%	22.3%	21.7%	22.0%
Savings	8.0%	7.9%	7.4%	7.4%	7.4%
Money market—domestic	26.9%	27.1%	26.9%	27.3%	27.2%
Money market—foreign	0.3%	0.3%	0.2%	0.3%	0.3%
Low-cost deposits	92.3%	92.7%	92.2%	91.8%	91.7%
Time deposits	7.5%	7.3%	7.6%	8.0%	8.3%
Total Customer Deposits	99.8%	100.0%	99.8%	99.8%	100.0%
Corporate Treasury Deposits
Time deposits	0.2%	—%	0.2%	0.2%	—%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$17,385	$17,211	$16,844	$16,952	$16,899
Less:
Preferred stock (GAAP)		820	820	820	836	852
Intangible assets (GAAP)		5,122	5,124	5,137	5,094	5,084
Deferred tax liability related to intangibles (GAAP)		(163)	(164)	(165)	(168)	(170)
Tangible common stockholders’ equity (non-GAAP)	A	$11,606	$11,431	$11,052	$11,190	$11,133
Total assets (GAAP)		$126,212	$125,539	$126,050	$124,789	$121,855
Less:
Intangible assets (GAAP)		5,122	5,124	5,137	5,094	5,084
Deferred tax liability related to intangibles (GAAP)		(163)	(164)	(165)	(168)	(170)
Tangible assets (non-GAAP)	B	$121,253	$120,579	$121,078	$119,863	$116,941
Shares outstanding—end of quarter	C	1,259	1,275	1,297	1,304	1,331
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.57%	9.48%	9.13%	9.34%	9.52%
Tangible common book value per share (non-GAAP)	A/C	$9.22	$8.97	$8.52	$8.58	$8.37

($ amounts in millions)		6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$17,385	$17,211	$16,844	$16,952	$16,899
Non-qualifying goodwill and intangibles		(4,946)	(4,947)	(4,958)	(4,913)	(4,902)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		(227)	(64)	286	41	183
Preferred stock (GAAP)		(820)	(820)	(820)	(836)	(852)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,392	$11,380	$11,352	$11,244	$11,328
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$106,314	$106,227	$106,188	$104,645	$102,479
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	10.7%	10.7%	10.7%	10.8%	11.1%

(1)	Current quarter amounts and the resulting ratio are estimated.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain a regulatory non-objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements.

•
Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the liquidity coverage ratio "LCR" rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The success of our marketing efforts in attracting and retaining customers.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•
Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	The risks and uncertainties related to our acquisition and integration of other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Second Quarter 2016 Earnings Release

Forward-Looking Statements (Continued)

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•
Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

•	Our ability to realize our efficiency ratio target as part of our expense management initiatives.

•
Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•
Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board ("FASB") or other regulatory agencies could materially affect how we report our financial results.

•	Other risks identified from time to time in reports that we file with the Securities and Exchange Commission ("SEC").

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.